EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Carlotta Chan, Senior Director – Investor Relations	Phone: 973-430-6565
• Brian Reighn, Manager – Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2018 RESULTS

NET INCOME OF $2.83 PER SHARE

NON-GAAP OPERATING EARNINGS OF $3.12 PER SHARE

Non-GAAP 2019 Operating Earnings Guidance $3.15 - $3.35 Per Share

(February 27, 2019 – Newark, NJ) Public Service Enterprise Group (PSEG) reported 2018 Net Income of $1,438 million, or $2.83 per share, as compared to Net Income of $1,574 million, or $3.10 per share, for 2017. Non-GAAP Operating Earnings for the year 2018 were $1,582 million, or $3.12 per share, compared to $1,488 million, or $2.93 per share for 2017. The Net Income comparison for the full year reflects the absence of one-time items including the favorable impact of the Tax Cut and Jobs Act (Tax Act) in 2017, charges in 2017 related to the early retirement of the Hudson and Mercer generating units and higher charges in 2017 related to the REMA leveraged leases. Full year 2018 results include the recognition of net unrealized losses on Nuclear Decommissioning Trust (NDT) equity securities as a result of new accounting rules, partially offset by lower Mark to Market (MTM) losses and a gain related to the sale of the retired Hudson and Mercer generating units.

PSEG also reported Net Income for the fourth quarter of 2018 of $199 million, or $0.39 per share. This compares to Net Income of $956 million, or $1.88 per share in 2017’s fourth quarter. Non-GAAP Operating Earnings for the fourth quarter of 2018 were $284 million, or $0.56 per share, compared to fourth quarter 2017 non-GAAP Operating Earnings of $289 million, or $0.57 per share. The Net Income comparison for the fourth quarter reflects the absence of one-time favorable impacts of the Tax Act in 2017 and includes the recognition of net unrealized losses on Nuclear Decommissioning Trust (NDT) equity securities as a result of new accounting rules, partially offset by lower MTM losses and gains related to the sale of the retired Hudson and Mercer generating units and the disposition of the REMA leveraged leases.

“We closed 2018 with solid operating and financial performance, with full-year non-GAAP Operating Earnings per share 6.5% above 2017 results” said Ralph Izzo, Chairman, President and Chief Executive Officer. “We achieved important regulatory and policy objectives during 2018 including the settlement of PSE&G’s distribution base rate case, supporting the economic viability of our New Jersey nuclear units with the state’s passage of Zero Emission Certificates (ZECs) that recognize their carbon free attributes, and the landmark filing of PSE&G’s $3.6 billion Clean Energy Future proposal in support of New Jersey’s Clean Energy policy goals. As we continue our progress in executing PSEG’s $12-$17 billion capital program over the 2019 to 2023 period building critical energy infrastructure, including the Gas System

Modernization Program II (GSMP II) and Energy Strong II (ES II), PSEG is also focused on our Powering Progress initiatives designed to bring the power of energy efficiency to more of our customers. Throughout 2018, our dedicated workforce responded to challenging weather and system conditions with operational excellence, and executed on a full regulatory and policy agenda. As a result of these efforts, we are well positioned to continue executing our capital investment programs to provide long-term benefits for our customers and to create value for our shareholders. The recent action by the Board of Directors to increase the common dividend by $0.08 to the indicative annual rate of $1.88 per share underscores our dual commitment to maintain financial strength and drive growth initiatives.”

The tables below provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the full year and fourth quarter. See Attachments 10 and 11 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Full-Year Comparative Results

2018 and 2017

	Income		Diluted Earnings
	($ millions)		Per Share
	2018	2017	2018	2017
Net Income	$1,438	$1,574	$2.83	$3.10
Reconciling Items	144	(86)	0.29	(0.17)

Non-GAAP Operating Earnings	$1,582	$1,488	$3.12	$2.93

Avg. Shares	507M	507M

PSEG CONSOLIDATED RESULTS (unaudited)

Fourth Quarter Comparative Results

2018 and 2017

	Income		Diluted Earnings
	($ millions)		Per Share
	2018	2017	2018	2017
Net Income	$199	$956	$0.39	$1.88
Reconciling Items	85	(667)	0.17	(1.31)

Non-GAAP Operating Earnings	$284	$289	$0.56	$0.57

Avg. Shares	508M	508M

Ralph Izzo went on to say, “As we begin 2019, we continue to pursue our growth objectives through regulated infrastructure and Clean Energy investments at PSE&G and complete our combined cycle construction program at Power. For 2019, we expect to grow non-GAAP Operating Earnings by over 4% at the mid-point of our guidance of $3.15 - $3.35 per share. Notably, the earnings contribution of PSE&G will comprise approximately 75% of our 2019 Operating Earnings at the midpoint of our guidance, and continues to represent over 90% of our planned capital investment program over the 2019 – 2023 period. This capital investment is projected to produce 7% to 9% compound annual growth in rate base over this period, starting from a year-end 2018 rate base of $19 billion, which is over $2 billion higher than 2017’s year-end rate base.”

The following table outlines PSEG’s 2018 non-GAAP Operating Earnings by subsidiary and expectations for 2019.

2019 Non-GAAP Operating Earnings Guidance and

2018 Non-GAAP Operating Earnings

($ millions, except EPS)

	2019E	2018A
PSE&G	$1,200 - $1,230	$1,067
PSEG Power	$395 - $460	$502
PSEG Enterprise/Other	$5 - $10	$13
Non-GAAP Operating Earnings	$1,600 - $1,700	$1,582
Non-GAAP Operating EPS	$3.15 - $3.35	$3.12
E = Estimate A= Actual

Results and Outlook by Operating Subsidiary

See Attachments 5 and 6 for detail regarding the quarter-over-quarter and year-over-year reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $239 million ($0.47 per share) for the fourth quarter of 2018 bringing full year Net Income to $1,067 million ($2.10 per share). In 2017, PSE&G reported Net Income of $220 million ($0.43 per share) and $973 million ($1.92 per share) for the fourth quarter and full year, respectively, compared with non-GAAP Operating Earnings of $210 million ($0.41 per share) and $963 million ($1.90 per share) for the fourth quarter and full-year 2017, respectively.

PSE&G’s Net Income in the fourth quarter reflects new electric and gas rates put into effect on November 1, 2018 following the conclusion of the utility’s first distribution base rate case since 2010, and the continued growth in earnings resulting from investment in Transmission and Distribution infrastructure. The New Jersey Board of Public Utilities (BPU) approved a settlement of the rate case last October that authorized a $212 million annual base revenue increase, a return on equity of 9.6% and a 54% equity percentage of capitalization. The base revenue increase is offset by a flow back to customers of an annual $225 million via a five-year tax adjustment clause which returns certain tax benefits (accumulated excess deferred income taxes) from lower corporate income tax rates resulting from the Tax Act in December 2017.

Growth in PSE&G’s investment in transmission improved quarter-over-quarter Net Income comparisons by $0.04 per share. Gas margin improved by $0.06 per share as a result of rate relief and recovery of investment in gas distribution made under the Gas System Modernization Program. Electric margin improved by $0.02 per share reflecting rate relief, as well as higher volumes and demand. Changes to the accounting treatment of the non-service component of pension and other post-retirement benefit (OPEB) expenses resulted in a favorable $0.02 per share comparison over 2017’s fourth quarter. These positives were partially offset by $0.05 of higher operating and maintenance expense in the quarter associated with increased tree trimming and higher corrective maintenance. In addition, depreciation expense increased by $0.02 per share reflecting higher plant balances, and taxes and other were $0.01 per share higher compared with 2017’s fourth quarter.

For the full-year, weather-normalized residential electric sales were 0.6% higher and weather-normalized residential gas sales rose by 3.3%.

For the 17th year in a row, PSE&G was recognized as ReliabilityOne’s Most Reliable Electric Utility in the Mid-Atlantic region, and was also awarded the 2018 Outstanding Customer Reliability Experience Award highlighting PSE&G’s outage reporting and restoration communications.

PSE&G’s Net Income for 2019 is forecasted at $1,200 million—$1,230 million reflecting incremental investments in Transmission and Distribution and a full year of rate relief.

PSEG Power

PSEG Power reported a Net Loss of $35 million ($0.07 per share) in the fourth quarter of 2018 versus Net Income of $610 million ($1.20 per share) in the fourth quarter of 2017. For the full year 2018, PSEG Power reported Net Income of $365 million ($0.72 per share) versus Net Income for the full year 2017 of $479 million ($0.94 per share).

PSEG Power reported non-GAAP Operating Earnings of $57 million ($0.11 per share) for the fourth quarter of 2018 and non-GAAP Adjusted EBITDA of $176 million bringing full year non-GAAP Operating Earnings to $502 million ($0.99 per share) and non-GAAP Adjusted EBITDA to $1,059 million. On a comparative basis, PSEG Power reported non-GAAP Operating Earnings of $100 million ($0.20 per share) and non-GAAP Adjusted EBITDA of $196 million for the fourth quarter of 2017 and non-GAAP Operating Earnings of $505 million ($1.00 per share) and non-GAAP Adjusted EBITDA of $1,172 million for the full year 2017.

Power’s fourth quarter Net Loss includes net unrealized losses in NDT equity securities, MTM activity, and a gain related to the sale of the retired Hudson and Mercer generating units.

A scheduled increase in capacity prices in New England and PJM improved fourth quarter Net Income comparisons by $0.04 per share. The average price received on energy hedges declined in the quarter, as re-contracting led to a $0.09 reduction in results compared to last year’s fourth quarter. The increase in generation output for the quarter improved Net Income comparisons by $0.03 per share. Gas operations declined by $0.02 per share, as higher natural gas prices lowered commodity margin and impacted off-system sales following the start-up of the Atlantic Sunrise gas pipeline that has enabled price convergence of Leidy gas with higher prices at Henry Hub. A decline in Power’s O&M expense improved Net Income comparisons by $0.01 per share. Interest expense ($0.03 per share) and depreciation expense ($0.02 per share) both rose as a result of the two new combined cycle units in service at mid-year. Higher taxes reduced Net Income comparisons by $0.01 over the prior year’s fourth quarter, as the absence of investment tax credits and other items offset the benefit of tax reform.

Output from Power’s generating facilities in the fourth quarter increased by 19% over fourth quarter 2017, mainly from new capacity additions at Sewaren and Keys and from higher output at our other New Jersey combined cycle units. Quarterly comparisons were also influenced by increased demand in response to an extended period of cold weather that ran from mid-November to mid-December. Output of 56 TWh was at the high end of our forecast provided at the end of the third quarter, which called for full year output of 54 - 56 TWh. The nuclear fleet operated at an average capacity factor of 86.9% in the quarter, resulting in a full year capacity factor of 91.4%. For the year, nuclear production totaled 31.2 TWh. Power’s gas-fired CCGT fleet operated at an average capacity factor of approximately 51% in the quarter resulting in a full-year capacity factor of 52%, producing 18.5 TWh of electricity for the year, up approximately 36% year-over-year. For the quarter, output from the coal fleet was up 10%, primarily from the Pennsylvania units, in response to higher weather related demand. For the full year, output from the coal fleet increased 7% to 5.7 TWh as an increase in gas prices improved its competitiveness.

Power is forecasting an increase in output for 2019 to 60 - 62 TWh, up 2 TWh since the third quarter 2018 update. Following completion of the recent Basic Generation Service (BGS) auction in New Jersey, approximately 80% - 85% of production for the year is hedged at an average price of $37 per MWh. For 2020, Power has hedged 55% - 60% of forecast production of 60 - 62 TWh at an average price of $38 per MWh. Power is also forecasting output for 2021 of 60 - 62 TWh. Approximately 15% - 20% of Power’s output in 2021 is hedged at an average price of $42 per MWh. The forecast for 2019 - 2021 includes generation associated with the full-year production contribution of 1,300 MWs of gas-fired combined cycle capacity at the Keys Energy Center in Maryland and Sewaren in New Jersey; the mid-2019 commercial operation of the 485 MW gas-fired combined cycle generating unit in Bridgeport Harbor, Connecticut; and the mid-2021 retirement of the 383 MW Bridgeport Harbor coal-fired generating station.

For 2019, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA at PSEG Power are forecast to be $395 million - $460 million and $1,030 million - $1,130 million, respectively. The Operating Earnings guidance for 2019 reflects the benefits of including a partial year of ZECs and the contribution from three new CCGT units, offset by lower pricing on re-contracting, lower capacity revenues, higher interest expense due to the absence of capitalized interest on construction, and higher taxes due to the absence of the nuclear carryback benefit in 2018.

PSEG Enterprise/Other

PSEG Enterprise/Other reported a Net Loss for the fourth quarter of 2018 of $5 million ($0.01 per share) compared to Net Income of $126 million ($0.25 per share) for the fourth quarter of 2017. For the full year, PSEG Enterprise/Other reported Net Income of $6 million, ($0.01 per share) compared to Net Income in 2017 of $122 million ($0.24 per share). The results for 2018 reflect the absence of a one-time, non-cash earnings benefit of $147 million related to the Tax Act and a decrease in Energy Holdings’ deferred tax liabilities, partially offset by an after-tax charge related to REMA, LLC in 2017.

PSEG Enterprise/Other reported a non-GAAP Operating Earnings loss for the fourth quarter 2018 of $12 million ($0.02 per share) compared to a non-GAAP Operating Earnings loss of $21 million ($0.04 per share) in the year-ago quarter. The results for the fourth quarter brought PSEG Enterprise/Other non-GAAP Operating Earnings for the full year to $13 million ($0.03 per share) versus $20 million ($0.03 per share) in 2017.

The decline in fourth quarter non-GAAP Operating Earnings loss versus the fourth quarter 2017 primarily reflects the absence of certain tax charges at Holdings taken in the fourth quarter of 2017, lower overall tax expense in 2018 as a result of the Tax Act, and higher interest expense mostly offset by lower donations in 2018.

For 2019, non-GAAP Operating Earnings for PSEG Enterprise/Other are forecast to be at $5 million – $10 million. The 2019 guidance for Enterprise/Other reflects continued PSEG Long Island results largely offset by higher interest expense.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 11 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the retirement of the Hudson and Mercer coal stations on Power.

Management believes the presentation of non-GAAP Adjusted EBITDA for Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 10 and 11 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations, and PSE&G’s ability to recover costs and earn returns on authorized investments;

•	the impact of any future rate proceedings;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•

the impact on our New Jersey nuclear plants of the failure of such plants to be selected to participate in the Zero Emissions Certificate (ZEC) program or adverse changes to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,468	$(285)	$1,645	$1,108
OPERATING EXPENSES
Energy Costs	869	(435)	657	647
Operation and Maintenance	794	98	442	254
Depreciation and Amortization	304	9	201	94

Total Operating Expenses	1,967	(328)	1,300	995

OPERATING INCOME	501	43	345	113
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(174)	(3)	(1)	(170)
Other Income (Deductions)	(14)	(16)	19	(17)
Non-Operating Pension and OPEB Credits (Costs)	19	—	15	4
Interest Expense	(135)	(19)	(87)	(29)

INCOME BEFORE INCOME TAXES	200	5	291	(96)
Income Tax Benefit (Expense)	(1)	(10)	(52)	61

NET INCOME (LOSS)	$199	$(5)	$239	$(35)

Reconciling Items Excluded from Net Income (Loss) (b)	85	(7)	—	92

OPERATING EARNINGS (non-GAAP)	$284	$(12)	$239	$57

Earnings Per Share
NET INCOME (LOSS)	$0.39	$(0.01)	$0.47	$(0.07)

Reconciling Items Excluded from Net Income (Loss) (b)	0.17	(0.01)	—	0.18

OPERATING EARNINGS (non-GAAP)	$0.56	$(0.02)	$0.47	$0.11

	Three Months Ended December 31, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,107	$(295)	$1,575	$827
OPERATING EXPENSES
Energy Costs	706	(427)	628	505
Operation and Maintenance	773	72	372	329
Depreciation and Amortization	265	9	179	77

Total Operating Expenses	1,744	(346)	1,179	911

OPERATING INCOME (LOSS)	363	51	396	(84)
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	63	—	—	63
Other Income (Deductions)	(16)	(22)	20	(14)
Non-Operating Pension and OPEB Credits (Costs)	(1)	—	(3)	2
Interest Expense	(102)	(13)	(80)	(9)

INCOME BEFORE INCOME TAXES	310	16	333	(39)
Income Tax Benefit (Expense)	646	110	(113)	649

NET INCOME	$956	$126	$220	$610

Reconciling Items Excluded from Net Income (b)	(667)	(147)	(10)	(510)

OPERATING EARNINGS (non-GAAP)	$289	$(21)	$210	$100

Earnings Per Share
NET INCOME	$1.88	$0.25	$0.43	$1.20

Reconciling Items Excluded from Net Income (b)	(1.31)	(0.29)	(0.02)	(1.00)

OPERATING EARNINGS (non-GAAP)	$0.57	$(0.04)	$0.41	$0.20

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,696	$(921)	$6,471	$4,146
OPERATING EXPENSES
Energy Costs	3,225	(1,492)	2,520	2,197
Operation and Maintenance	3,015	441	1,575	999
Depreciation and Amortization	1,158	34	770	354

Total Operating Expenses	7,398	(1,017)	4,865	3,550

OPERATING INCOME	2,298	96	1,606	596
Income from Equity Method Investments	15	—	—	15
Net Gains (Losses) on Trust Investments	(143)	(2)	(1)	(140)
Other Income and (Deductions)	85	(16)	80	21
Non-Operating Pension and OPEB Credits (Costs)	76	2	59	15
Interest Expense	(476)	(67)	(333)	(76)

INCOME BEFORE INCOME TAXES	1,855	13	1,411	431
Income Tax Benefit (Expense)	(417)	(7)	(344)	(66)

NET INCOME	$1,438	$6	$1,067	$365

Reconciling Items Excluded from Net Income (b)	144	7	—	137

OPERATING EARNINGS (non-GAAP)	$1,582	$13	$1,067	$502

Earnings Per Share
NET INCOME	$2.83	$0.01	$2.10	$0.72

Reconciling Items Excluded from Net Income (b)	0.29	0.02	—	0.27

OPERATING EARNINGS (non-GAAP)	$3.12	$0.03	$2.10	$0.99

	Year Ended December 31, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,094	$(1,090)	$6,324	$3,860
OPERATING EXPENSES
Energy Costs	2,778	(1,556)	2,421	1,913
Operation and Maintenance	2,901	397	1,458	1,046
Depreciation and Amortization	1,986	33	685	1,268

Total Operating Expenses	7,665	(1,126)	4,564	4,227

OPERATING INCOME (LOSS)	1,429	36	1,760	(367)
Income from Equity Method Investments	14	—	—	14
Net Gains (Losses) on Trust Investments	134	7	2	125
Other Income (Deductions)	82	(23)	85	20
Non-Operating Pension and OPEB Credits (Costs)	—	—	(8)	8
Interest Expense	(391)	(38)	(303)	(50)

INCOME (LOSS) BEFORE INCOME TAXES	1,268	(18)	1,536	(250)
Income Tax Benefit (Expense)	306	140	(563)	729

NET INCOME	$1,574	$122	$973	$479

Reconciling Items Excluded from Net Income (b)	(86)	(102)	(10)	26

OPERATING EARNINGS (non-GAAP)	$1,488	$20	$963	$505

Earnings Per Share
NET INCOME	$3.10	$0.24	$1.92	$0.94

Reconciling Items Excluded from Net Income (b)	(0.17)	(0.21)	(0.02)	0.06

OPERATING EARNINGS (non-GAAP)	$2.93	$0.03	$1.90	$1.00

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	December 31, 2018	December 31, 2017
DEBT
Commercial Paper and Loans	$1,016	$542
Long-Term Debt*	14,462	13,068

Total Debt	15,478	13,610
STOCKHOLDERS’ EQUITY
Common Stock	4,980	4,961
Treasury Stock	(808)	(763)
Retained Earnings	10,582	9,878
Accumulated Other Comprehensive Loss	(377)	(229)

Total Stockholders’ Equity	14,377	13,847

Total Capitalization	$29,855	$27,457

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,438	$1,574
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,475	1,686

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,913	3,260

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(3,916)	(4,256)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	887	885

Net Change in Cash, Cash Equivalents and Restricted Cash	(116)	(111)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	315	426

Cash, Cash Equivalents and Restricted Cash at End of Period	$199	$315

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

December 31, 2018 vs. December 31, 2017

(Unaudited)

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

December 31, 2018 vs. December 31, 2017

(Unaudited)

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

December 31, 2018

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2017	Year Ended	Change vs. 2017
Residential	2,903	1.7%	13,810	5.7%
Commercial & Industrial	6,711	1.9%	27,734	1.4%
Other	107	9.2%	355	5.7%

Total	9,721	1.9%	41,899	2.8%

Weather Data
THI Hours - Actual	902	-22.2%	20,073	20.6%
THI Hours - Normal	333		16,419

Gas Sold and Transported
Sales (millions therms)*	Three Months Ended	Change vs. 2017	Year Ended	Change vs. 2017
Firm Sales
Residential Sales	486	5.3%	1,532	8.9%
Commercial & Industrial	323	9.2%	1,097	10.8%

Total Firm Sales	809	6.8%	2,629	9.7%

Non-Firm Sales
Commercial & Industrial	307	60.8%	1,252	7.0%

Total Non-Firm Sales	307		1,252

Total Sales	1,116	17.7%	3,881	8.8%

Weather Data
Degree Days - Actual	1,702	6.6%	4,770	8.8%
Degree Days - Normal	1,583		4,629

*	CSG rate included in non-firm sales

Attachment 8

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Nuclear - NJ	5,029	5,130	20,394	20,944
Nuclear - PA	2,458	2,545	10,837	10,861

Total Nuclear	7,487	7,675	31,231	31,805
Fossil - Coal(2)	1,436	1,301	5,685	5,337
Fossil - Natural Gas & Oil - NJ	3,195	1,736	11,525	8,625
Fossil - Natural Gas & Oil - NY	1,135	1,277	5,142	5,304
Fossil - Natural Gas & Oil - MD	974	—	2,190	—
Fossil - Natural Gas & Oil - CT	(4)	10	32	18

Total Natural Gas & Oil(3)	5,300	3,023	18,889	13,947

	14,223	11,999	55,805	51,089

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Nuclear - NJ	35%	43%	37%	41%
Nuclear - PA	17%	21%	19%	21%

Total Nuclear	52%	64%	56%	62%
Fossil - Coal(2)	11%	11%	10%	11%
Fossil - Natural Gas & Oil - NJ	22%	14%	21%	17%
Fossil - Natural Gas & Oil - NY	8%	11%	9%	10%
Fossil - Natural Gas & Oil - MD	7%	0%	4%	0%
Fossil - Natural Gas & Oil - CT	0%	0%	0%	0%

Total Natural Gas & Oil(3)	37%	25%	34%	27%

	100%	100%	100%	100%

(1)	Excludes Solar and Kalaeloa
(2)	Includes Pumped Storage which accounted for <1% of total generation.
(3)	Includes several units that are dual fuel for oil.

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Weighted Average Common Shares Outstanding (millions)
Basic	504	505	504	505
Diluted	508	508	507	507
Stock Price at End of Period			$52.05	$51.50
Dividends Paid per Share of Common Stock	$0.45	$0.43	$1.80	$1.72
Dividend Yield			3.5%	3.3%
Book Value per Common Share			$28.53	$27.45
Market Price as a Percent of Book Value			182%	188%

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciling Items	2018	2017	2018	2017
	($ millions, Unaudited)
Net Income	$199	$956	$1,438	$1,574
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax(a) (PSEG Power)	172	(64)	144	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (b) (PSEG Power)	35	167	117	167
Hudson/Mercer (Gain on Sale) / Early Retirement, pre-tax (PSEG Power)	(54)	15	(51)	975
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	(12)	—	8	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	(56)	(40)	(74)	(427)
Tax Reform	—	(745)	—	(745)

Operating Earnings (non-GAAP)	$284	$289	$1,582	$1,488

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.39	$1.88	$2.83	$3.10
(Gain) Loss on NDT Fund Related Activity, pre-tax(a) (PSEG Power)	0.33	(0.12)	0.28	(0.26)
(Gain) Loss on MTM, pre-tax (b) (PSEG Power)	0.07	0.33	0.23	0.33
Hudson/Mercer (Gain on Sale) / Early Retirement, pre-tax (PSEG Power)	(0.11)	0.03	(0.10)	1.92
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	(0.01)	—	0.02	0.15
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	(0.11)	(0.08)	(0.14)	(0.84)
Tax Reform	—	(1.47)	—	(1.47)

Operating Earnings (non-GAAP)	$0.56	$0.57	$3.12	$2.93

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).
(b)	Includes the financial impact from positions with forward delivery months.
(c)

Income tax effect calculated at 28.11% and 40.85% statutory rate for 2018 and 2017, respectively, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 11

PSE&G Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
Reconciling Items	2018	2017	2018	2017
	($ millions, Unaudited)
Net Income	$239	$220	$1,067	$973
Tax Reform	—	(10)	—	(10)

Operating Earnings (non-GAAP)	$239	$210	$1,067	$963

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	507

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
Reconciling Items	2018	2017	2018	2017
	($ millions, Unaudited)
Net Income (Loss)	$(35)	$610	$365	$479
(Gain) Loss on NDT Fund Related Activity, pre-tax(a)	172	(64)	144	(133)
(Gain) Loss on MTM, pre-tax (b)	35	167	117	167
Hudson/Mercer (Gain on Sale) / Early Retirement, pre-tax	(54)	15	(51)	975
Income Taxes related to Operating Earnings (non-GAAP) reconciling items,
excluding Tax Reform(c)	(61)	(40)	(73)	(395)
Tax Reform	—	(588)	—	(588)

Operating Earnings (non-GAAP)	$57	$100	$502	$505
Depreciation and Amortization, pre-tax (d)	93	77	346	333
Interest Expense, pre-tax (d) (e)	26	8	72	48
Income Taxes (d)	—	11	139	286

Adjusted EBITDA (non-GAAP)	$176	$196	$1,059	$1,172

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	507

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).
(b)	Includes the financial impact from positions with forward delivery months.
(c)

Income tax effect calculated at 28.11% and 40.85% statutory rate for 2018 and 2017, respectively, except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

(d)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(e)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
Reconciling Items	2018	2017	2018	2017
	($ millions, Unaudited)
Net Income (Loss)	$(5)	$126	$6	$122
Lease Related Activity, pre-tax	(12)	—	8	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(a)	5	—	(1)	(32)
Tax Reform	—	(147)	—	(147)

Operating Earnings (non-GAAP)	$(12)	$(21)	$13	$20

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.